As filed with the Securities and Exchange Commission on September 7, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

OPTICAL CABLE CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	54-1237042
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5290 Concourse Drive, Roanoke, Virginia 24019

(Address, including zip code, of registrant’s principal executive offices)

Optical Cable Corporation 2005 Stock Incentive Plan;

(Full title of the plan)

Mr. Neil D. Wilkin, Jr.

Optical Cable Corporation

5290 Concourse Drive

Roanoke, Virginia 24019

(540) 265-0690

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Brian M. Brown, Esq.

Woods Rogers PLC

823 East Main Street, Ste. 1200

Richmond, Virginia 23219

(804) 343-5020

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	1,000,000	$7.30	$7,300,000	$859.21

(1)	Calculated pursuant to Rule 457(c) of the Securities Act, based on the average of the high and low prices reported on the NASDAQ on September 6, 2005.

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

As permitted by the rules of the Securities and Exchange Commission (the “Commission”), this registration statement omits the information in Item 1 of Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

As permitted by the rules of the Commission, this registration statement omits the information in Item 2 of Part I of Form S-8.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Document by Reference.

Optical Cable Corporation (the “Company”) hereby incorporates by reference into this Registration Statement the following documents which have been filed with the Securities and Exchange Commission (the “Commission”):

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2004;

(b)	the Company’s Quarterly Report on Form 10-Q for the three months ended January 31, 2005;

(c)	the Company’s Quarterly Report on Form 10-Q for the three month and six month periods ended April 30, 2005;

(d)	the Company’s Quarterly Report on Form 10-Q for the three month and nine month periods ended July 31, 2005;

(e)	the Company’s Current Reports on Form 8-K filed on January 12, 2005; January 24, 2005; March 18, 2005; June 15, 2005; and August 10, 2005; and

(f)	Other than the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2004, the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended January 31, 2005; April 30, 2005 and July 31, 2005 and the Company’s Current Reports on Form 8-K as described in section 3(e) above, the Company did not have any other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since October 31, 2004.

(g)	The description of our common shares and share purchase rights, all as contained in our registration statements on
Form 8-A filed February 12, 2003, November 1, 2001 and March 6, 1996, including any amendments or reports filed for the purpose of updating or supplementing such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective dates of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Article 10 of the Virginia Stock Corporation Act (the “Act”) allows, in general, for indemnification, in certain circumstances, by a corporation of any person threatened with or made a party to any action, suit, or proceeding by reason of the fact that he or she is, or was, a director, officer, employee or agent of the corporation. Indemnification is also authorized with respect to a criminal action or proceeding where the person had no reasonable cause to believe that his conduct was unlawful. Article 9 of the Act provides limitations on damages payable by officers and directors, except in cases of willful misconduct or knowing violation of criminal law or any federal or state securities law.

Optical Cable Corporation’s Articles of Incorporation provide for mandatory indemnification of our directors and officers against liability incurred by them in proceedings instituted or threatened against them by third parties, or by or on behalf of Optical Cable Corporation itself, relating to the manner in which they performed their duties unless they have been found guilty of willful misconduct or a knowing violation of the criminal law.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

EXHIBIT NO.	DESCRIPTION
3.1	Articles of Amendment filed November 5, 2001 to the Amended and Restated Articles of Incorporation, as amended through November 5, 2001 (incorporated by reference to Exhibit 1 to the Company’s Form 8-A filed with the Commission on November 5, 2001).

3.2	Bylaws of Optical Cable Corporation, as amended (incorporated herein by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the third quarter ended July 31, 2004 (file number 0-27022)).

5.1	Opinion of Woods Rogers PLC as to the legality of the securities being registered.*

23.1	Consent of Woods Rogers PLC (included in Exhibit 5).*

23.2	Consent of KPMG LLP.*

24.1	Power of attorney of Craig H. Weber.*

*	Filed herewith.

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Roanoke, Commonwealth of Virginia, on September 7, 2005.

OPTICAL CABLE CORPORATION

Date: September 7, 2005	By:	/s/ NEIL D. WILKIN, JR.
Neil D.Wilkin, Jr. Chairman of the Board of Directors, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: September 7, 2005	/s/ NEIL D. WILKIN, JR.
Neil D. Wilkin, Jr. Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)

Date: September 7, 2005	/s/ TRACY G. SMITH
Tracy G. Smith Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Date: September 7, 2005	/s/ LUKE J. HUYBRECHTS
Luke J. Huybrechts Senior Vice President of Operations and Director

Date: September 7, 2005	/s/ RANDALL H. FRAZIER
Randall H. Frazier Director

Date: September 7, 2005	/s/ JOHN M. HOLLAND
John M. Holland Director

Date: September 7, 2005	/s/ CRAIG H. WEBER*
Craig H. Weber Director

Date: September 7, 2005	/s/ JOHN B. WILLIAMSON, III
John B. Williamson, III Director

*/s/ TRACY G. SMITH
Tracy G. Smith, as attorney-in-fact for Craig H. Weber

Exhibit Index

The following exhibits are filed herewith as part of, or incorporated by reference in, this Registration Statement:

EXHIBIT NO.	DESCRIPTION
3.1	Articles of Amendment filed November 5, 2001 to the Amended and Restated Articles of Incorporation, as amended through November 5, 2001 (incorporated by reference to Exhibit 1 to the Company’s Form 8-A filed with the Commission on November 5, 2001).

3.2	Bylaws of Optical Cable Corporation, as amended (incorporated herein by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the third quarter ended July 31, 2004 (file number 0-27022)).

5.1	Opinion of Woods Rogers PLC as to the legality of the securities being registered.*

23.1	Consent of Woods Rogers PLC (included in Exhibit 5).*

23.2	Consent of KPMG LLP.*

24.1	Power of attorney of Craig H. Weber.*

*	Filed herewith.